Exhibit 10.5

Execution Version

FIRST AMENDMENT TO TERM LOAN B CREDIT AGREEMENT

This FIRST AMENDMENT TO TERM LOAN B CREDIT AGREEMENT, dated as of January 6, 2015 (this “Agreement”), among VINE OIL & GAS, LP (the “Borrower”), the Guarantors party hereto, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Collateral Agent and each Lender party hereto.

PRELIMINARY STATEMENTS

Reference is made to that certain Term Loan B Credit Agreement, dated as of November 25, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein having the meaning provided in the Credit Agreement), among the Borrower, the Lenders from time to time party thereto, the Guarantors from time to time party thereto, the Administrative Agent and the Collateral Agent.

WHEREAS, the Borrower, Administrative Agent and the Required Lenders party hereto have agreed to amend certain provisions of the Credit Agreement as provided for herein;

NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment. In reliance upon the representations and warranties set forth in Section 3 below and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a) Definitions of the following new defined terms are hereby added to Section 1.01 in their respective alphabetical order, as follows:

“First Amendment” means the First Amendment to Term Loan B Credit Agreement dated as of the First Amendment Effective Date, by and among the Borrower, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means January 6, 2015.

(b) The definition of “Consolidated Total Debt” is hereby deleted in its entirety and replaced in lieu thereof with the following:

““Consolidated Total Debt” means, as of any date of determination, (a) the sum of (without duplication) the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a consolidated balance sheet (excluding the notes thereto) prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of recapitalization or purchase accounting in connection with the Transactions, any Permitted Acquisition, Investment or any other acquisition permitted hereunder), consisting only of Indebtedness for borrowed money, purchase money indebtedness, Indebtedness in respect of any Capitalized Lease, and debt obligations evidenced by promissory notes, bonds, debentures, loan agreements or similar instruments, minus (b) the aggregate amount of all unrestricted cash and Cash Equivalents on the balance sheet of the Borrower and its Restricted Subsidiaries as of such date, minus (c) $25,000,000; provided that clause (a) above shall not include Indebtedness (i) in respect of Swap Obligations (but shall include net due and unpaid termination payments under Swap Contracts), (ii) in respect of letters of credit, bank guarantees and performance or similar bonds except to the extent of unreimbursed amounts thereunder and (iii) of Unrestricted Subsidiaries.”

(c) Section 2.14(d)(v)(A) is hereby deleted in its entirety and replaced in lieu thereof with the following:

“(A) $175,000,000 less (1) the aggregate principal amount of Indebtedness incurred pursuant to Section 7.03(q) at or prior to such time, (2) the Incremental Term Loan C Base Amount at or prior to such time and (3) the aggregate principal amount of Superpriority Commitments (as defined in the RBL Credit Agreement as in effect on the First Amendment Effective Date) established at or prior to such time plus”

(d) Section 7.03(a) is hereby deleted in its entirety and replaced in lieu thereof with the following:

“Indebtedness of any Loan Party under (i) the Loan Documents, (ii) the Term Loans (as defined in the Term Loan C Credit Agreement as in effect on the First Amendment Effective Date) in an aggregate principal amount not to exceed (1) $350,000,000 plus (2) the aggregate principal amount of any Incremental Term Loans (as defined in the Term Loan C Credit Agreement) permitted to be incurred pursuant to the Term Loan C Credit Agreement as in effect on the First Amendment Effective Date and (iii) the RBL Facility in an aggregate principal amount, together with any RBL Pari Debt, not to exceed the greater of (x) $375,000,000 plus the aggregate principal amount of any Superpriority Loan (as defined in the RBL Credit Agreement as in effect on the First Amendment Effective Date) to the extent incurred pursuant to the RBL Credit Agreement as in effect on the First Amendment Effective Date and (y) the Borrowing Base (as defined in the RBL Credit Agreement as in effect on the First Amendment Effective Date); provided that the amount in this clause (a)(iii)(y) shall, during the applicable grace periods set forth in Section 5.2(b) of the RBL Credit Agreement (as in effect on the First Amendment Effective Date), be increased by the amount of any Borrowing Base Deficiency (as defined in the RBL Credit Agreement as in effect on the First Amendment Effective Date) and, in the case of clauses (ii) and (iii), any Permitted Refinancing thereof;”

(e) Section 7.03(q)(ii) is hereby deleted in its entirety and replaced in lieu thereof with the following:

“(ii) unsecured Indebtedness, in an aggregate principal amount, when aggregated with (1) the principal amount of Incremental Term Loans pursuant to Section 2.14(d)(v)(A), (2) the Incremental Term Loan C Base Amount at such time and (3) the aggregate principal amount of Superpriority Commitments (as defined in the RBL Credit Agreement as in effect on the First Amendment Effective Date) established at or prior to such time, not to exceed $175,000,000;”

(f) Section 7.13 is hereby amended by deleting the first parenthetical appearing in clause (a) of such section and replacing it with the following:

“(it being understood that payments of regularly scheduled principal and interest shall be permitted, including any AHYDO payment (1) pursuant to Section 2.08(d) of the Term Loan C Agreement as in effect on the First Amendment Effective Date or (2) in respect to other Junior Financing unless prohibited by the terms governing the subordination of such Junior Financing)”

2. Conditions Precedent. The effectiveness of this Agreement is subject to the prior or concurrent satisfaction of each of the following conditions, each in form and substance satisfactory to Agent:

(a) the Administrative Agent shall have received a copy of this Agreement executed by the Administrative Agent, the Required Lenders party hereto, the Borrower and the Guarantors party hereto;

(b) the Administrative Agent shall have received a copy of that certain First Amendment to the Term Loan C Credit Agreement executed by the Administrative Agent under the Term Loan C Credit Agreement, the Lenders party thereto, the Borrower and Guarantors party thereto and such amendment shall be effective as of the First Amendment Effective Date to the extent contemplated thereby;

(c) the Administrative Agent shall have received a copy of that certain First Amendment to the RBL Credit Agreement executed by the Administrative Agent under the RBL Credit Agreement, the Lenders party thereto, the Borrower and Guarantors party thereto and such amendment shall be effective as of the First Amendment Effective Date;

(d) no Default or Event of Default under the Credit Agreement shall have occurred and be continuing or shall occur as a result of the transactions contemplated hereby;

(e) after giving effect to this Agreement, the representations and warranties of the Loan Parties contained in the Credit Agreement and the Loan Documents shall be true, correct and complete in all material respects as of the date hereof (without duplication of any materiality provision contained therein), with the same effect as though made on such date, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true, correct and complete in all material respects as of such earlier date;

(f) substantially simultaneously with the effectiveness of this Agreement, the Borrower shall prepay the Initial Term Loans at par in an aggregate principal amount equal to at least $100,000,000 (the “Amendment Effective Date Prepayment”) , which prepayment shall be allocated among the Initial Term Loans held by the Lenders in the manner separately agreed after giving effect to the waiver of the pro rata sharing provisions set forth in Section 6 below.

(g) substantially simultaneously with the effectiveness of this Agreement, the Sponsor or its Affiliates (other than a Debt Fund Affiliate) shall purchase from each of HSBC Bank USA, National Association, Morgan Stanley Senior Funding, Inc., Société Générale and

Natixis, New York Branch (or, as applicable, any Affiliate of any of the foregoing), 100% of the loans under the Term Loan C Facility owned by such Persons or any of their Affiliates on the First Amendment Effective Date on the terms and subject to the conditions (a) set forth in the assignment and assumption agreement with respect to such loans under the Term Loan C Facility in substantially the form of Exhibit A hereto and (b) as otherwise agreed by the parties hereto on or prior to the date hereof; and

(h) subject to Section 5 below, the Borrower shall have paid all fees and expenses of the parties hereto that are then due and payable and as may be separately agreed to in writing.

3. Representations and Warranties. To induce the Administrative Agent and the Required Lenders party hereto to enter into this Agreement, the Borrower and each other Loan Party each represent and warrant to Administrative Agent and Required Lenders party hereto that this Agreement has been duly authorized, executed and delivered by each Loan Party party hereto and constitutes the legal, valid and binding obligations of each such Loan Party enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

4. Ratification and Acknowledgements. By signing this Agreement, the Borrower, on behalf of itself and each other Loan Party, hereby confirms that (i) the obligations of the Loan Parties under the Credit Agreement as modified hereby and the other Loan Documents (x) are entitled to the benefits of the guaranties and the security interests set forth or created in the Collateral Documents and the other Loan Documents and (y) constitute Obligations for purposes of the Credit Agreement, the Security Agreement and all other Collateral Documents; (ii) notwithstanding the effectiveness of the terms hereof, the Security Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects; and (iii) the Lenders party hereto each shall be a “Secured Party” and a “Lender” for all purposes of the Credit Agreement, the Security Agreement and the other Loan Documents. The Borrower, on behalf of itself and each other Loan Party, ratifies and confirms that all Liens granted, conveyed, or assigned to the Collateral Agent by any Loan Party pursuant to any Loan Document remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as increased hereby.

5. Waiver of Fees. Each of the parties hereto hereby agree that the prepayment premium described in Section 2.05(a)(iv) of the Credit Agreement is waived by the Lenders that receive the prepayment contemplated herein in connection with the Amendment Effective Date Prepayment and that no prepayment premium will be required by the Borrower in connection with such Amendment Effective Date Prepayment.

6. Waiver of Notice and Pro Rata Treatment. The Required Lenders hereby waive (a) the notice requirement set forth in Section 2.05(a)(i) of the Credit Agreement for purposes of the Amendment Effective Date Prepayment and the transactions contemplated hereby and (b) any requirement in the Credit Agreement that the Amendment Effective Date Prepayment be made on the basis of the Pro Rata Shares of the Lenders under the Initial Term Loans or otherwise be made on a pro rata basis.

7. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except in accordance with the Credit Agreement. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Agreement. Nothing herein shall be deemed to entitle the Borrower or any Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

8. Loan Document. This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

9. Governing Law, Etc. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

11. Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the Administrative Agent, the Lenders and the Loan Parties and their respective successors and assigns.

12. Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

13. References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

14. Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Credit Agreement. The parties hereto expressly do not intend to extinguish the Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement which may be evidenced by any Note and is secured by the Collateral. The Credit Agreement as modified hereby and each of the Loan Documents remain in full force and effect.

15. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

16. Final Agreement. THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS, INCLUDING THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

MORGAN STANLEY SENIOR FUNDING, INC. as Administrative Agent and Collateral Agent

By:	/s/ Henrik Sandstrom
Name:	Henrik Sandstrom
Title:	Authorized Signatory

[First Amendment to Term Loan B Signature Page]

VINE OIL & GAS, LP
as Borrower

By:	/s/ Eric D. Marsh
Name:	Eric D. Marsh
Title:	President and Chief Executive Officer

VINE OIL & GAS HAYNESVILLE LLC
as a Guarantor

By:	/s/ Eric D. Marsh
Name:	Eric D. Marsh
Title:	President and Chief Executive Officer

[First Amendment to Term Loan B Signature Page]

HSBC BANK USA, NATIONAL ASSOCIATION as Lender

By:	/s/ James Kaiser
Name:	James Kaiser
Title:	Managing Director

[First Amendment to Term Loan B Signature Page]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as Lender

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
Name:	D. Andrew Maletta
Title:	Authorized Signatory

[First Amendment to Term Loan B Signature Page]

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Max Sonnonstine
	Name:	Max Sonnonstine
	Title:	Director

[First Amendment to Term Loan B Signature Page]

NATIXIS, NEW YORK BRANCH, as a Lender

By:	/s/ Carlos Quinteros
	Name:	Carlos Quinteros
	Title:	Managing Director

By:	/s/ Andrew Keene
	Name:	Andrew Keene
	Title:	Vice President

[First Amendment to Term Loan B Signature Page]

EXHIBIT A

MASTER AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

This Master Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between each Assignor identified in item 1 below (each, an “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). It is understood and agreed that the rights and obligations of the Assignors hereunder are several and not joint. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, each Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from each Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the respective Assignors’ rights and obligations in their respective capacities as Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the respective Assignors under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by any Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by any Assignor.

1.	Assignors:	Morgan Stanley Senior Funding, Inc. Natixis, New York Branch Société Générale HSBC Bank USA, National Association
2.	Assignee:	Vine Lux S.á r.l.

3.	Affiliate Status:	Non-Debt Fund Affiliate

4.	Borrower:	Vine Oil & Gas LP

5.	Administrative Agent:	Morgan Stanley Senior Funding, Inc., including any successor thereto, as the administrative agent under the Credit Agreement

6.	Credit Agreement:	The Term Loan C Credit Agreement, as amended on January 6, 2015 pursuant to the First Amendment, dated as of November 25, 2014, among Vine Oil & Gas LP, a Delaware limited partnership (the “Borrower”), the Guarantors party thereto, the Lenders from time to time

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party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent and the other parties from time to time party thereto.

7.	Assigned Interest:	As listed in the table below.

Assignor	Assignee	Facility Assigned	Aggregate Amount of Loans for all Lenders	Amount of Loans Assigned	Percentage Assigned of Loans
Morgan Stanley Senior Funding, Inc.	Vine Lux S.á r.l.	Initial Term Loans	$350,000,000	$98,000,000	28%
Natixis, New York Branch	Vine Lux S.á r.l.	Initial Term Loans	$350,000,000	$40,250,000	11.5%
Société Générale	Vine Lux S.á r.l.	Initial Term Loans	$350,000,000	$47,250,000	13.5%
HSBC Bank USA, National Association	Vine Lux S.á r.l.	Initial Term Loans	$350,000,000	$98,000,000	28%

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The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNORS:
MORGAN STANLEY SENIOR FUNDING, INC.

By:
Name:
Title:
Date:

NATIXIS, NEW YORK BRANCH

By:
Name:
Title:
Date:

SOCIÉTÉ GÉNÉRALE

By:
Name:
Title:
Date:

HSBC BANK USA, NATIONAL ASSOCIATION

By:
Name:
Title:
Date:

ASSIGNEE

VINE LUX S.Á R.L.

By:
Name:
Title:
Date:

[Signature Page to Assignment and Assumption]

Accepted:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Name:
Title:
Date:

By:
Name:
Title:
Date:

[Signature Page to Assignment and Assumption]

Consented to:

VINE OIL & GAS LP

By:
Name:
Title:
Date:

[Signature Page to Assignment and Assumption]

ANNEX 1

TO AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the respective Assigned Interest, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it is sophisticated with respect to decisions to dispose of assets of the type represented by the Assigned Interest, and sales to Affiliated Lenders, and either it, or the Person exercising discretion in making its decision to dispose of the Assigned Interest, is experienced in disposing of assets of such type and to purchasers of such type and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document; and (c) acknowledges that the Assignee is an Affiliated Lender and may possess material non-public information with respect to Borrower and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.07(a) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.07(b) of the Credit Agreement), (iii) from and after the Effective Date referred to in this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 6.01(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, including but not limited to any documentation required pursuant to Section 3.01 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[Signature Page to Assignment and Assumption]

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the relevant Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature Page to Assignment and Assumption]